Exhibit 17.2 to Form 8-K

E-MAIL CORRESPONDENCE, DATED NOVEMBER 12, 2007, FROM MR. LANDES TO
BOARD OF DIRECTORS OF STOCKGROUP INFORMATION SYSTEMS INC. , CONFIRMING
AGREEMENT TO FORM 8-K STATEMENTS RE RESIGNATION FROM BOARD OF
DIRECTORS

-----Original Message-----
From: Les landes [mailto:les.landes@******.***]
Sent: Monday, November 12, 2007 3:57 PM
To: 'Dave Caddey'; Lee de Boer (E-mail); Les. Landes@*****.*** (E-mail); Marcus New (E-mail); 'Patrick Spain' (E-mail); Steve Zacharias (E-mail); Tom Baker (E-mail)
Cc: Tim Briggs
Subject: Tim's request

To the board

I have reviewed the description in Item 5.02 of Stockgroup Information System Inc.'s Form 8-K, dated November 8, 2007, and Sections 4 and 5 of its Form 51-102F3, dated November 14, 2007, concerning the circumstances surrounding my resignation, effective November 8, 2007, as Chairman and a member of the Board of Directors of the Company and as a member of both the Audit and the Nominating and Governance Committees of the Board of Directors of Stockgroup Information System Inc.

I agree with the explanation given for my resignation. I am also confirming that I did not resign because of any disagreement with Stockgroup Information System Inc. on any matter relating to its policies or practices.

Leslie Landes
tel *** *** ****
res *** *** ****
***- **** *** ***
Vancouver, BC *** ***

To: Tim Briggs; marcus.new@*****.***; Susan Lovell; dnc@*****.***; deboer@*****.***; pjspain@*****.***; steve@*****.***; tom@*****.***
Subject: RE: Review of Proposed U.S. SEC Form 8-K and SEDAR Form 51-102F3 (Material Change) Filings

I have reviewed the filings as sent to me. I agree with them and have no changes to recommend. I am not aware of any other correspondence regarding my resignation.

Leslie Landes